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                                                                     Exhibit 5.1



                        [Letterhead of Andrews Kurth LLP]

                                  June 18, 2004


Board of Directors
Weatherford International Ltd.
c/o Corporate Managers (Barbados) Ltd.
First Floor, Trident House
Lower Broad Street
Bridgetown, Barbados

Board of Directors
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027

Gentlemen:

         We have acted as special New York counsel to Weatherford International Ltd., a Bermuda exempted company (the "Bermuda Company"), and as special counsel to Weatherford International, Inc., a Delaware corporation (the "Delaware Company," and collectively with the Bermuda Company, the "Companies"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of, among other securities (A) by the Bermuda Company of its (i) common shares ("Common Shares"), (ii) preference shares ("Preference Shares"), (iii) senior and subordinated debt securities ("Bermuda Debt Securities"), (iv) guarantees of Delaware Debt Securities ("Bermuda Guarantees"), (v) warrants to purchase debt or equity securities of one or both of the Companies or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing ("Warrants") and (vi) units consisting of one or more Warrants, Debt Securities, Guarantees, Preference Shares, Common Shares or any combination of such securities ("Units") and (B) by the Delaware Company of its (i) senior and subordinated debt securities ("Delaware Debt Securities," and collectively with the Bermuda Debt Securities, the "Debt Securities") and (ii) guarantees of Bermuda Debt Securities ("Delaware Guarantees", and collectively with the Bermuda Guarantees, the "Guarantees"), having an aggregate initial public offering price (for all such securities referred to in the foregoing clauses (A) and (B)) not to exceed U.S. $750,000,000, on terms to be determined at the time of the offering. The Debt Securities, Preference Shares, Warrants and Units may be convertible into or exercisable for Common Shares. The Common Shares, Preference Shares, Debt Securities, Guarantees,

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Warrants and Units are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

         The Bermuda Debt Securities and the Delaware Guarantees will be issued pursuant to (i) the Indenture, dated October 1, 2003 (the "Senior Bermuda Indenture") among the Bermuda Company, the Delaware Company and Deutsche Bank Trust Company Americas, trustee (the "Bermuda Senior Trustee"), which is Exhibit
4.11 to the Registration Statement, or (ii) a subordinated indenture (the "Subordinated Bermuda Indenture" and, collectively with the Senior Bermuda Indenture, the "Bermuda Indentures") to be entered into by the Bermuda Company, the Delaware Company, as guarantor, and a financial institution to be named therein, as trustee (the "Bermuda Subordinated Trustee"), substantially in the form of Exhibit 4.12 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Bermuda Debt Securities and any Delaware Guarantees.

         The Delaware Debt Securities and the Bermuda Guarantees will be issued pursuant to (i) a senior indenture (the "Senior Delaware Indenture"), or (ii) a subordinated indenture (the "Subordinated Delaware Indenture" and, collectively with the Senior Delaware Indenture, the "Delaware Indentures," and collectively with the Bermuda Indentures, the "Indentures"), each to be entered into by the Delaware Company, the Bermuda Company, as guarantor, and a financial institution to be named therein, as trustee (the "Delaware Trustee," and with the Bermuda Senior Trustee and the Bermuda Subordinated Trustee, the "Trustees"), substantially in the forms of Exhibits 4.16 and 4.17 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Delaware Debt Securities and any Bermuda Guarantees.

         The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Bermuda Company and a warrant agent.

         In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation and bylaws of the Delaware Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the form of Senior Bermuda Indenture and the form of Subordinated Bermuda Indenture, (v) the form of Senior Delaware Indenture and the form of Subordinated Delaware Indenture and (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Companies and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents, we have assumed that all parties

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thereto other than the Delaware Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below in respect of the Companies with respect to the instruments therein referred to, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         In rendering the opinions expressed in paragraphs 1 through 5 below with respect to the Securities therein referred to, we have assumed that:

         (i) any supplemental indenture to any of the Indentures and any Board Resolution and/or Officer's Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer's Certificate;

         (ii) the form and terms of such Debt Securities, when established, the form and terms of any Guarantees, the form and terms of any Warrants or Units, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Units and Warrants), the issuance, sale and delivery thereof by the applicable Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Bermuda Company's Memorandum of Association and Bye-laws or the Delaware Company's certificate of incorporation or bylaws, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon such Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of the Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the applicable Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement);

         (iii) the Trustee for the holders of Debt Securities and Guarantees outstanding under any Indenture will have its chief executive office and the principal corporate trust office (from

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which the trusts established by such Indenture will be administered) located in the State of New York;

         (iv) (A) at the time of execution, authentication, issuance and delivery of the Indentures, Debt Securities and Guarantees, the Indentures will have been duly authorized, executed and delivered (1) by the Bermuda Company in accordance with the Memorandum of Association and Bye-laws of the Bermuda Company and the laws of Bermuda and (2) by the Delaware Company in accordance with the certificate of incorporation and bylaws of the Delaware Company and the applicable laws of the United States, the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), (B) the execution, delivery and performance by each Company of the Indentures and the Debt Securities, and the Guarantees issued by it, will not violate the laws of Bermuda or New York, as applicable, or other applicable laws and (C) the execution, delivery and performance by each Company of the Indentures and the Debt Securities, and the Guarantees issued by it, will not constitute a breach or a violation of any agreement or instrument which is binding on either Company;

         (v) each Company is and at all times material hereto will be an exempted company or a corporation, as the case may be, duly organized and validly existing under the laws of Bermuda or the DGCL, as the case may be; and

         (vi) the person appointed as the process agent for each Company as issuer or guarantor under each Indenture will accept its appointment as such before the execution and delivery of any of the Debt Securities or Guarantees pursuant to such Indenture.

         Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

         1. With respect to any series of Bermuda Debt Securities to be issued under a Bermuda Indenture, when (a) the applicable supplement, if any, to such Bermuda Indenture, has been duly authorized and validly executed and delivered by the Bermuda Company, as issuer, the Delaware Company, as guarantor, and the Bermuda Senior Trustee or the Bermuda Subordinated Trustee, as applicable, or the applicable Board Resolution has been duly authorized and validly executed and delivered by the Bermuda Company, or the applicable Officer's Certificate has been validly executed and delivered by a duly authorized officer of the Bermuda Company, in each case, in accordance with the terms of such Bermuda Indenture, (b) such Bermuda Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (c) the Bermuda Company has taken all necessary corporate action to approve the issuance and terms of such series of Bermuda Debt Securities, the terms of the offering thereof and related matters and (d) the Bermuda Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Bermuda Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Bermuda Company's board of directors, upon payment (or delivery) of the consideration therefor provided for therein, such series of

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Bermuda Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Bermuda Company.

         2. With respect to any series of Delaware Debt Securities to be issued under a Delaware Indenture, when (a) the applicable supplement, if any, to such Delaware Indenture has been duly authorized and validly executed and delivered by the Delaware Company, as issuer, the Bermuda Company, as guarantor, and the Delaware Trustee, or the applicable Board Resolution has been duly authorized and validly executed and delivered by the Delaware Company, or the applicable Officer's Certificate has been validly executed and delivered by a duly authorized officer of the Delaware Company, in each case, in accordance with the terms of such Delaware Indenture, (b) such Delaware Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act,
(c) the Delaware Company has taken all necessary corporate action to approve the issuance and terms of such series of Delaware Debt Securities, the terms of the offering thereof and related matters, and (d) the Delaware Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Delaware Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Delaware Company's board of directors, upon payment (or delivery) of the consideration therefor provided for therein, such series of Delaware Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Delaware Company.

         3. With respect to Warrants to be issued under a Warrant Agreement, when (a) the Bermuda Company and, if applicable, the Delaware Company have taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Bermuda Company and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Bermuda Company and, if applicable, the Delaware Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Bermuda Company and, if applicable, the Delaware Company.

         4. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, (iii) the issuance and terms of any applicable series of any Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture or Board Resolution or Officer's Certificate and (iv) the issuance and terms of any Preference Shares or Common Shares which are a component of the Units, the terms of the offering thereof and related matters, and (b) due execution, authentication, in the case of the applicable series of Debt Securities, issuance and

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delivery of (i) the applicable Units, (ii) such Warrants and Warrant Agreement,
(iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any applicable supplemental indenture or Board Resolution or Officer's Certificate and (iv) such Preference Shares and Common Shares, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Bermuda Company and, if applicable, the Delaware Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, the applicable Indenture and any applicable supplemental indenture or Board Resolution or Officer's Certificate, in the case of a series of Debt Securities, or the Bermuda Company's Memorandum of Association and Bye-laws, in the case of such Preference Shares and Common Shares, such Units will constitute valid and legally binding obligations of the Bermuda Company, and, if applicable, the Delaware Company.

         5. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action by the Companies to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) applicable Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act and (c) due execution, issuance and delivery of such Debt Securities and due execution and delivery of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the applicable Company.

         Each of the opinions above is subject to applicable bankruptcy, insolvency (including, without limitation all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinions herein with respect to provisions relating to severability or separability. Without limiting the generality of the foregoing, we express no opinion herein as to the applicability to the Delaware Guarantees of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other law relating to fraudulent transfers or conveyances or as to the effect, if any, thereof on our opinion in paragraph 5 hereof, insofar as the same relates to the Delaware Guarantees. The opinions expressed above as to the Bermuda Company are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

         With respect to our opinions expressed above as they relate to Debt Securities or other obligations of either Company denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York

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in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

         This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

         We express no opinion other than as to the laws of the State of New York and, to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                    Very truly yours,

                                    /s/ Andrews Kurth LLP